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                                                                    EXHIBIT 5.01


One Oxford Centre                                    MORGAN, LEWIS
Thirty-Second Floor                                  & BOCKIUS LLP
Pittsburgh, PA  15219-6401                       COUNSELORS AT LAW
412-560-3300
Fax:  412-560-3399


September 16, 1997

U.S.A. Floral Products, Inc.
3500 Whitehaven Parkway
Washington, D.C.  20007

Re:  Registration Statement on Form S-1
     File No. 333-33131
     ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to U.S.A Floral Products, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1, File No. 333-33131 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the public offering of an aggregate of 5,290,000 shares (the "Company Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock"), to be sold by the Company to the underwriters for whom Morgan Stanley & Co. Incorporated, Robertson, Stephens & Company LLC and Smith Barney Inc. are acting as representatives (the "Underwriters"), of which up to 690,000 shares are shares of Common Stock which the Underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments.

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.
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U.S.A. Floral Products, Inc.
September 16, 1997
Page 2




On the basis of the foregoing, we are of the opinion that the Company Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters."


Yours truly,

/s/ MORGAN, LEWIS & BOCKIUS LLP